Exhibit j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-65137 on Form N-1A of our report dated July 26, 2022, relating to the financial statements and financial highlights of Virtus Stone Harbor Emerging Markets Debt Fund, Virtus Stone Harbor High Yield Bond Fund, Virtus Stone Harbor Local Markets Fund, Virtus Stone Harbor Emerging Markets Corporate Debt Fund, Virtus Stone Harbor Strategic Income Fund, and Virtus Stone Harbor Emerging Markets Debt Allocation Fund, six of the funds constituting Virtus Opportunities Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended May 31, 2022, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Denver, Colorado

September 27, 2022